SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A

                                  AMENDMENT #2


                                 CURRENT REPORT

        Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of
                                      1934

                Date of Earliest Event Reported: October 17, 2006


                            Y-TEL INTERNATIONAL, INC.
                  ---------------------------------------------
             (Exact name of registrant as specified in its chapter)


   DELAWARE                 000-33327                       13-4151225
   --------                 ----------                      ----------
(State or other             (Commission File                (IRS Employer
jurisdiction of             Number)                         Identification No.)
of incorporation)

806 O'Neal Lane, Baton Rouge, LA  70816
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(Address of principal executive offices)     (Postal Code)


        Registrant's telephone number, including area code (225) 273-1100
                                                           --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

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This Amended Form 8-K is being filed to amend Exhibits 3.5, 3.6, and 3.7.


                Section 1 - Registrant's Business and Operations


Item 1.01 Entry into a Material Definitive Agreement

Y-Tel, on October 17, 2006, has agreed to acquire Sunrise Television Networks, Inc., ("STN") from Sunrise Broadband Group, Inc., by merging STN with a wholly owned subsidiary of Y-Tel called Sunrise Acquisitions, Inc. The transaction includes Sunrise Broadband of Colorado, Inc., holder of a cable network license. Y-Tel agreed to issue two series of preferred stock to Sunrise shareholders, one for preferred shareholders of Sunrise, Series A (2,550,000 shares) voting as super majority of common, convertible to common under certain terms and one for common shareholders of Sunrise (1,800,000 shares), Series B, which Series B is convertible to common and which will be restricted and held in trust for Sunrise common shareholders subject to a registration statement registering the underlying common conversion shares. The dividend (in trust) to Sunrise common shareholders will be based upon the Sunrise shareholders of record on October 30, 2006. After registration, the Series B Preferred shares will be converted to common shares of Y-Tel in four equal quarterly distributions, to shareholders of Sunrise Broadband as of October 30, 2006.

Series C Preferred shares have been authorized in the amount of 650,000 shares.

The closing of the transaction is subject to delivery of audits for Sunrise Television Networks, Inc. and its subsidiary Sunrise Broadband of Colorado, by December 31, 2006, which may take up to 60 days.

Item 1.02 Termination of a Definitive Agreement

The previously announced Agreement of Y-Tel with Mercatus for capital raising has been cancelled by the Company due to non-performance by Mercatus.


                Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

A change of control is occurring under the transaction disclosed in Item 1.01, due to the fact that the Series A Preferred shares of Y-Tel International, Inc. as issued provide for super majority voting control over the common stock, providing Calvin D. Smiley, Sr. and Daniel M. Smith, the only shareholders of Series A Preferred, with voting control of Y-Tel International, Inc.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

John T. Conroy has stepped down from his previous position of Chairman, Acting CEO/CFO to accept his newly appointed position as Vice President of Strategic Development and remains a Director. Calvin D. Smiley, Sr. has been appointed Y-Tel's Chairman, CEO and President, while Daniel M. Smith has been appointed Y-Tel's Executive Vice President, CFO and Director.

Steve Lipman has resigned as director.

Calvin D. Smiley, Sr., CEO, Chairman of the Board

Mr. Smiley has more then 30 years in the broadcasting and cable television industries to bring into his new CEO and Chairman of the Board of Y-Tel International, Inc. He previously had co-founded Sunrise Broadband Group, Inc. from 2004 - 2006. From 2001 to 2003, he was a telecommunications consultant and began work to develop the Sunrise business strategy. Mr. Smiley held various executive positions with TCOM Ventures Corporation (NASDAQ: OTCBB) headquartered in Englewood, CO. From 2000 to 2001 he served as a director, President and CEO of TCOM Ventures, with a business focus to use a digital wireless platform to provide broadband services to customers of acquired rural ISP's and competitive local exchange carriers ("CLEC's"). From 1998 to 1999, he co-founded and served as President of Communicast, Inc., a successful turn-key marketing and advertising sales company which developed revenues for rural cable television

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systems,  wireless providers and independent  television stations.  From 1995 to
1997, he co-founded and served as Chief Operating Officer of Across Media Networks, LLC. During this time Across Media came to represent more then 2 million cable subscribers owned and operated by Tele-Communications, Inc., Marcus Communications, Insight and others. Across Media had a business plan to develop and distribute local content for rural cable television systems across the United States.

From 1994 to 1995, Mr. Smiley served as President and Chief Executive Officer of Act 1 Cable Television Advertising, Inc. From 1993 to 1994, Mr. Smiley served as Director of Advertising Sales for TCI, East, Inc. (now Comcast), where he worked to restructure the advertising sales organization representing more then 2.5 million subscribers in addition to being Chief Operating Officer for Cable Adnet, Inc., a wholly owned subsidiary of Tele-Communications, Inc. representing an additional 1.4 million subscribers. From 1991 to 1993, Mr. Smiley served as Director of New Business Development for TCI Northeast, Inc. During this period revenues grew from $1 million to $18 million. He was also assisted in developing strategic marketing plans to increase subscriber growth by more then 3% and reduce churn. From 1988 to 1990, Mr. Smiley served as Director of New Business with TCI of Pennsylvania, with responsibility for more then 500,000 subscribers, and served as the company's appointed representative to the Pittsburgh Advisory Board (an appointed committee with oversight of the cable system) to coordinate and handle all government related issues for the Pittsburgh cable system.

From 1984 to 1987, Mr. Smiley served as Director, Marketing and Community Relations, with Pittsburgh Telecommunications, Inc., where he helped grow their newly built two-way interactive cable system to more than 108,000 subscribers.

Mr. Smiley was interim General Manager for the Warner-AMEX cable properties in suburban Chicago from 1982 until 1984, in addition to his responsibilities as Director of Marketing Research and New Business Development for the Warner-AMEX Pittsburgh cable system. Mr. Smiley helped to grow the newly built Pittsburgh system to more then 72,000 subscribers from 1980 until it was sold to Tele-Communications, Inc. in 1984.

Mr. Smiley has worked for four different radio stations in Pittsburgh in operations, sales and programming, including Hearst Broadcast affiliate WTAE AM-FM.

Mr. Smiley attended Geneva College in Beaver Falls, Pennsylvania. He completed strategic management courses of study at the University of Pittsburgh.

Mr. Smiley spends 100% of his business time managing the affairs of Y-Tel International.

Daniel M. Smith, Chief Financial Officer, EVP, CFO, Director

Mr. Smith has over 20 years of finance and accounting experience to bring to his newly accepted CFO and Director position with Y-Tel International, Inc.. He previously had co-founded and was CFO of Sunrise Broadband Group, Inc. Mr. Smith has held various other positions from analyst through CFO. He has extensive experience in finance, mergers and acquisitions, SEC compliance and telecommunications.

Mr. Smith's work history includes Chief Financial Officer at REANET Corporation in Durango, Colorado. REANET was a $100-million CLEC ("Competitive Local Exchange Carrier") start up using a fiber-optic SONET ring network delivering advanced broadband services to 18 business and consumer markets in Colorado, New Mexico and Utah. Mr. Smith provided all business plan modeling, forecasting and cash management. He negotiated $37.5 million of debt finance, was instrumental in the company's first two ISP acquisitions and negotiated various strategic alliances with power and telecommunications companies.

Mr. Smith was Director of SEC Reporting at AIMCO in Denver from 1998 - 2000. AIMCO is one of the largest REIT's in the US with over 2,000 properties in 48 states with Assets of $5.7 billion and revenue of $534 million. Mr. Smith led all SEC reporting and Annual reports along with supporting all fund raising and M & A efforts.

Mr. Smith was Chief Financial Officer at American Digital Communications from 1994 - 1998. Mr. Smith had been recruited to lead startup operations of both domestic and international services delivering sales and support for mid-market commercial digital applications. Mr. Smith secured more than $5 million in private funding for development of infrastructure, wrote and directed all policy and procedures and directed all finance and accounting activity.

Mr. Smith was Controller of Millicom Radio Telephone Company from 1992-1994. MRTC provided commercial two way communications for over 40,000 users in 5 states. He led all P & L accountability for $13 million in assets and $30 million in revenue. Mr. Smith initiated and oversaw a full software integration while managing cash management and SEC Reporting requirements.

Mr. Smith had various positions from Analyst to Manager of general accounting while he was with Texas Instruments in Dallas. Over his time he oversaw multiple top-secret government defense projects both domestically and internationally.

Mr. Smith received his B.S. in Accounting from the University of Akron, in Akron Ohio.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year

The Company has adopted Designations of Rights and Privileges for Series A, Series B, and Series C Preferred Stock, which have conversion privileges, as contained in Exhibits 3.5, 3.6, and 3.7 to this Report. The Board has authorized 2,550,000 shares of Series A Preferred Stock, 1,800,000 shares of Series B Preferred Stock, and 650,000 shares of Series C Preferred Stock.


                           Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

The Press Release attached as Exhibit 99.1 is hereby incorporated.

                 Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits


        A.  Financial Statements - None

        B.  Exhibits -  3.5 Designation of Rights and Privileges Series A
                        3.6 Designation of Rights and Privileges Series B
                        3.7 Designation of Rights and Privileges Series C
                        10.1 Share Exchange and Merger Agreement*
                        10.2 Amendment to Share Exchange Agreement*


* Previously published

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 25, 2006                     Y-TEL INTERNATIONAL, INC.




                                           By: /s/ Calvin D. Smiley, Sr.
                                              ---------------------------
                                           Calvin D. Smiley, Sr., President